EXHIBIT 4



                      FIRST AMENDMENT TO RIGHTS AGREEMENT
                                    BETWEEN
                           MARK IV INDUSTRIES, INC.
                                      AND
                    AMERICAN STOCK TRANSFER & TRUST COMPANY


      This Agreement, made as of this 19th day of May, 1999 between Mark IV Industries, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York banking corporation (the "Rights Agent"), amends the Rights Agreement dated as of May 17, 1995 between the Company and the Rights Agent (the "Rights Agreement").

      WHEREAS, recent decisions of the Delaware courts make certain changes to the Rights Agreement desirable; and

      WHEREAS, the Board of Directors of the Company believes it is in the best interests of the shareholders of the Company to amend the Rights Agreement as set forth below; and

      WHEREAS, under the present circumstances, Section 26 of the Rights Agreement permits the Company and the Rights Agent to amend the Rights Agreement if the Company so directs; and

      WHEREAS, the Company has directed the Rights Agent to enter into this agreement;

      NOW THEREFORE, intending to be legally bound, the Company and the Rights Agent hereby agree that the Rights Agreement and the Exhibits thereto shall be amended as set forth below;

      1. Section 1(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

            (a) "Acquiring Person" shall mean (x) any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or
      (y) any Person who or which has entered into any agreement or arrangement with the Company or any Subsidiary of the Company providing for an Acquisition Transaction (as defined in Section 1(b) hereof). For purposes of the foregoing and all other provisions of this Agreement, in computing the percentage of the shares of Common Stock outstanding at any time which are beneficially owned by a Person and its

      Affiliates and Associates, the shares of Common Stock then outstanding shall be deemed to include all shares of Common Stock beneficially owned by such Person and its Affiliates and Associates but not actually then outstanding, including the shares of Common Stock, if any, then issuable to such Person and its Affiliates and Associates upon the exercise of conversion rights, exchange rights, rights, warrants or options.

      2. The following Section 1(b) is inserted into the Rights Agreement, and all subsequent subsections of Section 1 are renumbered accordingly, and all cross-references to such renumbered subsections are changed to refer to such subsections as if renumbered:

            (b) "Acquisition Transaction" shall mean (x) a merger, consolidation or similar transaction involving the Company or any of its Subsidiaries as a result of which stockholders of the Company will no longer own a majority of the outstanding shares of Common Stock of the Company or a publicly traded entity which controls the Company or, if appropriate, the entity into which the Company may be merged, consolidated or otherwise combined (based solely on the shares of Common Stock received or retained by such stockholders, in their capacity as stockholders of the Company, pursuant to such transaction), (y) a purchase or other acquisition of all or a substantial portion of the assets of the Company and its Subsidiaries, or (z) a purchase or other acquisition of securities representing 20% or more of the shares of Common Stock then outstanding.

      3. The following Section 1(c) is inserted into the Rights Agreement, and all subsequent subsections of Section 1 are renumbered accordingly, and all cross-references to such renumbered subsections are changed to refer to such subsections as if renumbered:

            (c) "Affected Transaction" shall have the meaning set forth in Section 23(c) hereof.

      4. Section 1(g) is deleted in its entirety and all subsequent subsections of Section 1 are renumbered accordingly, and all cross-references to such renumbered subsections are changed to refer to such subsections as if renumbered.

      5. The following Section 1(m) is inserted into the Rights Agreement, and all subsequent subsections of Section 1 are renumbered accordingly, and all cross-references to such renumbered subsections are changed to refer to such subsections as if renumbered:

            (m) "Special Period" shall have the meaning set forth in Section 23(c) hereof.

      6.    Section 1(l) of the Rights Agreement is hereby renumbered as
Section 1(n) and amended in its entirety to read as follows:

            (n) "Stock Acquisition Date" shall mean the earlier of (i) the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such pursuant to clause (x) of the definition of Acquiring Persons and a Section 11(a)(ii) Event has occurred as a result thereof, and (ii) the date that an Acquiring Person has become such pursuant to clause
                  (y) of the definition of Acquiring Person.

      7.    The following Section 1(q) is inserted into the Rights Agreement:

            (q) "Value Enhancement Procedures" shall have the meaning set forth in Section 23(c) hereof.

      8. The first sentence of Section 3(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

            Until the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth Business Day (or such later date as the Board shall determine, provided, however, that no deferral of a Distribution Date by the Board pursuant to this clause (ii) may be made at any time during the Special Period) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person and a Section 11(a)(ii) Event would occur as a result thereof (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraphs (b) and (c) of this Section 3) by the certificates for Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).

      9. Section 11(a)(ii) of the Rights Agreement is hereby amended to add the following after "the best interest of the Company and its stockholders" and before "then, promptly following the occurrence":

            (provided, however, that no such determination shall be made during the Special Period)

      10. Section 23(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

            (a) The Board of Directors may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price, as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

      11.   The following Sections 23(c) and (d) are inserted into the Rights
Agreement:

            (c) Notwithstanding the provisions of Section 23(a) hereof, if, within 180 days of a public announcement by a third party of an intent or proposal to engage (without the current and continuing concurrence of the Board) in a transaction involving an acquisition of or business combination with the Company or otherwise to become an Acquiring Person, there is an election of Directors (whether at one or more stockholder meetings and/or pursuant to written stockholder consent) resulting in a majority of the Board of Directors being comprised of persons who were not nominated by the Board of Directors in office immediately prior to such election, then following the effectiveness of such election for a period of 180 days (the "Special Period") the Rights, if otherwise then redeemable absent the provisions of this paragraph (c), shall be redeemable upon either of the following conditions being satisfied, but not otherwise:

            (i) by a vote of a majority of the Directors then in office, provided that

            (A) before such vote, the Board of Directors shall have implemented the Value Enhancement Procedures (as defined below); and
            (B) promptly after such vote, the Company publicly announces such vote and

                  (1) the manner in which the Value Enhancement Procedures were implemented,

                  (2) any material financial, business, personal or other benefit or relationship (an "Interest") which each Director and each Affiliate of such Director (identifying each Director and Affiliate separately in relation to each such Interest) has in connection with any suggested, proposed or pending transaction with or involving the Company (a "Transaction"), or with any other party or Affiliate of any other party to a Transaction, where such Transaction would or might, or is intended to, be permitted or facilitated by redemption of the Rights (an "Affected Transaction"), other than treatment as a shareholder on a pro rata basis with other shareholders or pursuant to compensation arrangements as a director or employee of the Company or a subsidiary which have been previously disclosed by the Company,

                  (3) the individual vote of each Director on the motion to redeem the Rights, and

                  (4) the statement of any Director who voted for or against the motion to redeem the Rights and desires to have a statement included in such announcement; or

            (ii) if clause (i) is not applicable, by a vote of a majority of the Directors then in office, provided that

            (A) if there is a challenge to the Directors' action approving redemption and/or any related Affected Transaction as a breach of the fiduciary duty of care or loyalty, the Directors, solely for the purposes of determining the effectiveness of such redemption pursuant to this clause (ii), are able to establish the entire fairness of such redemption and, if applicable, such related Affected Transaction, and

            (B) the Company shall have publicly announced the vote of the Board of Directors approving such redemption and, if applicable, such related Affected Transaction, which announcement shall set forth the information prescribed by clauses (i) (B) (2), (3) and
            (4) above.

      "Value Enhancement Procedures" shall mean:

            (1) the selection by the Board of Directors of an independent financial advisor (the "Independent Advisor") from among financial advisors which have national standing, have established expertise in advising on mergers, acquisitions and related matters and have no Interest relating to an Affected Transaction, and have not during the preceding year provided services to, been engaged by or been a financing source for any other party to an Affected Transaction or any Affiliate of any such party or of any Director (other than the Company and its subsidiaries);

            (2) whether or not there is a then-pending Affected Transaction, the receipt by the Board of Directors from its Independent Advisor of (a) such advisor's view (expressed in such form and subject to such qualifications and limitations as the Independent Advisor deems appropriate) regarding whether redemption of the rights will serve the best interests of the Company and its shareholders or
            (b) such advisor's statement that it is unable to express such a view, setting forth the reasons therefor;

            (3)   if there is a then-pending Affected Transaction,

                  (A) the establishment and implementation by the Board of Directors of a process and procedures approved by its Independent Advisor which the Board of Directors and such advisor conclude would be most likely to result in the best value reasonably available to shareholders (regardless of whether such Affected Transaction involves a "sale of control" or "break-up" of the Company for Delaware law purposes),

                  (B) the Board of Directors (I) receiving the opinion of its Independent Advisor, in customary form and content for transactions of the type involved, that the Affected Transaction is fair to the Company's shareholders from a financial point of view and (II) determining, and the Independent Advisor confirming, that it has no reason to believe that a superior transaction is reasonably available for the benefit of the Company's shareholders, and

                  (C) the execution of a definitive transaction agreement and other definitive documentation necessary to effect the Affected Transaction.

            (d) Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth on this Section 23 and other than in connection with the purchase or repurchase by any of them of Common Stock prior to the Distribution Date.

12. Section 26 of the Rights Agreement is hereby amended in its entirety to read as follows:

            Section 26. Supplements and Amendments. (a) Prior to the Distribution Date, and subject to the provisions of Section 26(b) hereof, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date, and subject to the provisions of Section 26(b) hereof, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person): Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this
      Section 26, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

            (b) Notwithstanding anything herein to the contrary, no supplement or amendment shall be made to this Agreement during the Special Period or at a time when the Rights are not redeemable, except as contemplated by clause (i) or (ii) of Section 26(a) hereof.

     13. Section 28 of the Rights Agreement is hereby amended in its entirety to read as follows:

            Section 28. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(l)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause
      (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.

      14. Section 30 of the Rights Agreement is amended by adding the following as the last sentence of Section 30:

      Without limiting the foregoing, if any provision requiring a specific group of Directors of the Company to act is held to by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board of Directors of the Company in accordance with applicable law and the Company's Certificate of Incorporation and By-laws.

      15. The Form of Rights Certificate attached to the Rights Agreement as Exhibit B is hereby amended by deleting such Exhibit in its entirety and inserting in replacement thereof Exhibit B attached hereto.

      16. The Summary of Rights to Purchase Preferred Stock attached to the Rights Agreement as Exhibit C is hereby amended by deleting such Exhibit in its entirety and inserting in replacement thereof Exhibit C attached hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                                       MARK IV INDUSTRIES, INC.

By:    /s/Joyce Hughes                        By:    /s/Richard L. Grenolds
----------------------                        -----------------------------
Name:  Joyce  Hughes                          Name:  Richard L. Grenolds
Title: Executive Assistant                    Title: Vice President and
                                                     Chief Accounting Officer



Attest:                                       AMERICAN STOCK TRANSFER &
                                               TRUST COMPANY

By:    /s/Susan Silber                        By:    /s/Herbert J. Lemmer
----------------------                        ----------------------------
Name:  Susan Silber                           Name:  Herbert J. Lemmer
Title: Assistant Secretary                    Title: Vice President

                                                           Exhibit B



                         [Form of Rights Certificate]


      Certificate No. R-      _________ Rights

                    NOT EXERCISABLE AFTER JUNE 2, 2005 OR
                      EARLIER IF REDEEMED BY THE COMPANY.
                    THE RIGHTS ARE SUBJECT TO REDEMPTION,
                     AT THE OPTION OF THE COMPANY, AT $.01
                      PER RIGHT ON THE TERMS SET FORTH IN
                     THE RIGHTS AGREEMENT.  UNDER CERTAIN
                      CIRCUMSTANCES, RIGHTS BENEFICIALLY
                      OWNED BY AN ACQUIRING PERSON OR AN
                      AFFILIATE OR ASSOCIATE THEREOF (AS
                     SUCH TERMS ARE DEFINED IN THE RIGHTS
                         AGREEMENT) AND ANY SUBSEQUENT
                       HOLDER OF SUCH RIGHTS MAY BECOME
                         NULL AND VOID.  [THE RIGHTS
                    REPRESENTED BY THIS RIGHTS CERTIFICATE
                      ARE OR WERE BENEFICIALLY OWNED BY A
                          PERSON WHO WAS OR BECAME AN
                     ACQUIRING PERSON OR AN AFFILIATE OR
                     ASSOCIATE OF AN ACQUIRING PERSON (AS
                     SUCH TERMS ARE DEFINED IN THE RIGHTS
                     AGREEMENT).  ACCORDINGLY, THIS RIGHTS
                          CERTIFICATE AND THE RIGHTS
                      REPRESENTED HEREBY MAY BECOME NULL
                         AND VOID IN THE CIRCUMSTANCES
                 SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT].

                              Rights Certificate

                           MARK IV INDUSTRIES, INC.

      This certifies that                       , or registered assigns, is
the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May 17, 1995 (the "Rights Agreement"), between Mark IV Industries, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on June 2, 2005 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable share of Series A Junior Participating Preferred Stock (the "Preferred Stock") of the Company, at a purchase price (the "Purchase Price") of $80.00 per unit of one one-hundredth of a share, upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares of Preferred Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of June 2, 1995, based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

      Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of any such Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

      As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

      This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Company and are also available upon written request to the Company.

      This Rights Certificate, with or without other Rights Certificates, upon surrender at the shareholder services office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of the close of business on (a) the tenth day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and
(b) the Final Expiration Date. For 180 days following a change in control of the Board of Directors of the Company, that has not been approved by the Board of Directors, occurring within six months of an unsolicited third party acquisition or business combination proposal, the new directors are entitled to redeem the rights (assuming the rights would have otherwise been redeemable), including to facilitate an acquisition or business combination transaction involving the Company, but only (1) if they have followed certain prescribed procedures or (2) if such procedures are not followed, and if their decision regarding redemption and/or any acquisition or business combination is challenged as a breach of fiduciary duty of care or loyalty, the directors (solely for purposes of determining the effectiveness of such redemption) are able to establish the entire fairness of such redemption, and, if applicable, such transaction.

      No fractional shares of Preferred Stock will be issued upon the exercise of any right or rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

      No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

      This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of _________, ______


ATTEST:                                   MARK IV INDUSTRIES, INC.



________________________________          By: ______________________
Secretary                                     Title:




Countersigned:



By:_____________________________
   Authorized Signature

                 [Form of Reverse Side of Rights Certificate]


                              FORM OF ASSIGNMENT


               (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED ______________________________________________

hereby sells, assigns and transfers unto ________________________

________________________________________________________________

               (Please print name and address of transferee)

________________________________________________________________

this Rights Certificate, together with all right, title and interest therein,

and does hereby irrevocably constitute and appoint _________________ Attorney,

to transfer the within Rights Certificate on the books of the within-named

Company, with full power of substitution.


Dated:  _______________, 19__


                                   ______________________________
                                   Signature




Signature Guaranteed:

                                  Certificate



The undersigned hereby certifies by checking the appropriate boxes that:

      (1)   this Rights Certificate [  ] is [  ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of such Person (as such terms are defined pursuant to the Rights Agreement);

      (2) after due inquiry and to the best knowledge of the undersigned, it

[  ] did [  ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an

Affiliate or Associate of such Person.



Dated: ______________, 19__               ______________________________
                                           Signature


Signature Guaranteed:


                                    NOTICE


      The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE

                     (To be executed if holder desires to
                      exercise Rights represented by the
                             Rights Certificate.)



To:   MARK IV INDUSTRIES, INC.

      The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number


__________________________________________________________________________
(Please print name and address)


__________________________________________________________________________



      If such number of Rights shall not be all the Rights evidenced by this

Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


Please insert social security
or other identifying number

__________________________________________________________________________
(Please print name and address)

__________________________________________________________________________

__________________________________________________________________________



Dated: _______________, 19__


                                      ______________________________
                                      Signature

Signature Guaranteed:



                                  Certificate

      The undersigned hereby certifies by checking the appropriate boxes that:

      (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of such Person (as such terms are defined pursuant to the Rights Agreement);

      (2)   after due inquiry and to the best knowledge of the
undersigned, it [  ]  did [   ] did not acquire the Rights evidenced by this
Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of such Person.


Dated: ___________, 19__

                                       ______________________________
                                       Signature

Signature Guaranteed:

                                    NOTICE


      The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Exhibit C
----------

                         SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED STOCK


      On May 17, 1995, the Board of Directors of Mark IV Industries, Inc. (the "Company") declared a dividend of one Right for each outstanding share of the Company's Common Stock, par value $.01 per share (the "Common Stock"), to stockholders of record at the close of business on June 2, 1995. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), at a Purchase Price of $80.00 per unit of one one-hundredth of a share, subject to adjustment.
The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent.

      Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. A Distribution Date will occur and the Rights will separate from the Common Stock upon the earliest (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock other than as a result of repurchases of stock by the Company, any Subsidiary of the Company or any employee benefit plan of the Company or the date a Person has entered into an agreement or arrangement with the Company or any Subsidiary of the Company providing for an Acquisition Transaction (the "Stock Acquisition Date") or (ii) ten business days (or such later date as the Board shall determine, provided, however, that no deferral of a Distribution Date by the Board pursuant to the terms of the Rights Agreement described in this clause (ii) may be made at any time during the Special Period (as defined below)) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. An Acquisition Transaction is defined in the Rights Agreement as (x) a merger, consolidation or similar transaction involving the Company or any of its Subsidiaries as a result of which stockholders of the Company will no longer own a majority of the outstanding shares of Common Stock of the Company or a publicly traded entity which controls the Company or, if appropriate, the entity into which the Company may be merged, consolidated or otherwise combined (based solely on the shares of Common Stock received or retained by such stockholder, in its capacity as a stockholder of the Company, pursuant to such transaction), (y) a purchase or other acquisitions of all or a substantial portion of the assets of the Company and its Subsidiaries, or (z) a purchase or other acquisition of securities representing 20% or more of the shares of Common Stock then outstanding.
Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after June 2, 1995 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

      The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 2, 2005, unless earlier redeemed by the Company as described below.

      As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except (i) with respect to certain shares of Common Stock issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of certain securities of the Company, or (ii) as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

      In the event that a person becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of Common Stock which a majority of the Directors who are not officers of the Company and who are not affiliates or associates of such person determine to be fair to and otherwise in the best interests of the Company and its stockholders) (a "Flip-in Event"), each holder of a Right will thereafter have the right to receive, upon payment of the Purchase Price, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value (based on a formula set forth in the Rights Agreement) equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of the Flip-in Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person (or by certain related parties) will be null and void. However, Rights are not exercisable following the occurrence of the Flip-in Event until such time as the Rights are no longer redeemable by the Company as set forth below.

      For example, at a Purchase Price of $80.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Flip-in Event would entitle its holder to purchase $160.00 worth of Common Stock (or other consideration, as noted above) determined pursuant to a formula set forth in the Rights Agreement, for $80.00. Assuming that the Common Stock had a per share value of $20.00 at such time (as determined pursuant to such formula), the holder of each valid Right would be entitled to purchase eight shares of Common Stock for $80.00.

      In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which it is the surviving corporation but its Common Stock is changed or exchanged (other than a merger meeting certain conditions which follows an offer for all outstanding shares of Common Stock which a majority of the unaffiliated Directors who are not officers of the Company determine to be fair to and otherwise in the best interests of the Company and its stockholders), or (ii) 50% or more of the Company's assets, earning power or cash flow is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon payment of the Purchase Price, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and the Flip-in Event described in the second preceding paragraph are referred to as the "Triggering Events."

      The Purchase Price payable, and the number of units of one one-hundredths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding cash dividends not in excess of 200% of regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock (other than fractions of one one-hundredth of a share, or integral multiples thereof) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

      At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors).

      For 180 days (the "Special Period") following a change in control of the Board of Directors of the Company, that has not been approved by the Board of Directors, occurring within six months of an unsolicited third party acquisition or business combination proposal, the new directors are entitled to redeem the rights (assuming the rights would have otherwise been redeemable), including to facilitate an acquisition or business combination transaction involving the Company, but only (1) if they have followed certain prescribed procedures or (2) if such procedures are not followed, and if their decision regarding redemption and/or any acquisition or business combination is challenged as a breach of fiduciary duty of care or loyalty, the directors (solely for purposes of determining the effectiveness of such redemption) are able to establish the entire fairness of such redemption, and, if applicable, such transaction.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above, or are redeemed as provided in the second preceding paragraph.

      Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made to the Rights Agreement during the Special Period or at a time when the Rights are not redeemable, except to cure any ambiguity or correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision therein.

      The Rights have certain anti-takeover effects. Exercise of the Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The existence of Rights, however, should not affect an offer at a fair price and otherwise in the best interests of the Company and its stockholders as determined by the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Board of Directors may, at its option, at any time until ten days following the Stock Acquisition Date redeem all but not less than all of the then outstanding Rights at the $.01 redemption price.

      A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.